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                                                                    Exhibit 10.1


                                    AMENDMENT
                                       to
                              EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of April 19, 2002, modifies the terms and conditions of the EMPLOYMENT AGREEMENT between I-many, Inc. (the "Company") and Timothy P. Curran ("Executive"), dated as of July 1, 2001 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement. Any term or condition of the Agreement in conflict with the terms or conditions of this Amendment shall be deemed to be specifically and expressly superseded by the provisions hereof.

Section 2.3 of the Agreement is hereby deleted and replaced with the following:

          2.3 ACCELERATION OF STOCK OPTIONS. If the Company is consolidated with or merged into another entity (other than a consolidation or merger in which the stockholders of the Company immediately prior to the consolidation or merger own a majority of the issued and outstanding shares of stock of the survivor corporation, or of an entity owning the survivor corporation, immediately after the consolidation or merger); or if the business of the Company is acquired by another entity in an acquisition of all or substantially all of the Company's assets; or an entity acquiring in a transaction or series of related transactions in a three month period from the then-existing stockholders, more than 50% of the Company's issued and outstanding shares of capital stock (each a "Company Sale"); then (a) fifty percent (50%) of the Executive's unvested options on the date of the Company Sale shall become exercisable in full immediately prior to the closing of such Company Sale, and (b) thereafter, if the Company terminates the Executive's employment or reduces his base compensation or potential bonus compensation without cause during the period ending twelve months after the Company Sale, then the remainder of the Executive's then-unvested options shall become exercisable in full.

All other terms of the Agreement shall remain unmodified by this Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in duplicate originals.

I-MANY, INC.                                           EXECUTIVE

By:   /s/ A. Leigh Powell                              /s/ Timothy P. Curran
    --------------------------------                   -------------------------
A. Leigh Powell                                        Timothy P. Curran
Chairman and Chief Executive Officer